50749.doc;1
                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation in the Registration Statement on Form S-3 of New York Health Care, Inc. of our report dated March 4, 2003 with respect to the financial statements of the Bio Balance Corporation for the year ended December 31, 2002, the period May 21, 2001 (inception) through December 31, 2001, and for the period May 21, 2001 (inception) through December 31, 2002, included in the Form 8-K/A filed by New York Health Care, Inc. on March 17, 2003.





/s/  HOLTZ RUBENSTEIN & CO., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
September 10, 2003


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